                                                                     Exhibit 4.2

          Manufactured Housing Contract Senior/Subordinate Pass-Through

                         Certificates, Series 2002-1

                              TRANSFER AGREEMENT

                                    between

                     CONSECO FINANCE SECURITIZATIONS CORP.

                                  Purchaser

                                     and

                             CONSECO FINANCE CORP.

                                    Seller

                                 dated as of

                                April 1, 2002

                                TABLE OF CONTENTS

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
ARTICLE I         DEFINITIONS................................................................................1

         SECTION 1.1      General............................................................................1

         SECTION 1.2      Specific Terms.....................................................................1

         SECTION 1.3      Usage of Terms.....................................................................3

         SECTION 1.4      No Recourse........................................................................3

ARTICLE II        CONVEYANCE OF THE INITIAL CONTRACTS AND THE INITIAL COLLATERAL SECURITY....................4

         SECTION 2.1      Conveyance of the Initial Contracts and the Initial Collateral Security............4

         SECTION 2.2      Purchase Price of Initial Contracts................................................4

         SECTION 2.3      Conveyance of Subsequent Contracts and Subsequent Collateral Security..............4

ARTICLE III       REPRESENTATIONS AND WARRANTIES.............................................................6

         SECTION 3.1      Representations and Warranties of CFC..............................................6

         SECTION 3.2      Representations and Warranties of CFSC.............................................7

ARTICLE IV        COVENANTS OF CFC...........................................................................9

         SECTION 4.1      Transfer of Contracts..............................................................9

         SECTION 4.2      Costs and Expenses.................................................................9

         SECTION 4.3      Indemnification....................................................................9

         SECTION 4.4      Financial Statement Disclosure....................................................10

         SECTION 4.5      Staged-Funding Contracts..........................................................10

ARTICLE V         REPURCHASES...............................................................................10

         SECTION 5.1      Repurchase of Contracts Upon Breach of Warranty...................................10

         SECTION 5.2      Reassignment of Purchased Contracts...............................................11

         SECTION 5.3      Waivers...........................................................................11

ARTICLE VI        MISCELLANEOUS.............................................................................11

         SECTION 6.1      Liability of CFC..................................................................11

         SECTION 6.2      Merger or Consolidation of CFC or CFSC............................................12

         SECTION 6.3      Limitation on Liability of CFC and Others.........................................12

         SECTION 6.4      Amendment.........................................................................12

         SECTION 6.5      Notices...........................................................................13

         SECTION 6.6      Merger and Integration...........................................................13

         SECTION 6.7      Severability of Provisions.......................................................14

         SECTION 6.8      Intention of the Parties.........................................................14

         SECTION 6.9      Governing Law....................................................................14

         SECTION 6.10     Counterparts.....................................................................14

         SECTION 6.11     Conveyance of the Initial Contracts and the Initial Collateral Security
                          to the Trust.....................................................................15

         SECTION 6.12     Nonpetition Covenant.............................................................15

SCHEDULES

Schedule A  --  Schedule of Initial Contracts

                                    EXHIBITS

Exhibit A  --  Form of Subsequent Transfer Agreement

                               TRANSFER AGREEMENT

         THIS TRANSFER AGREEMENT, dated as of April 1, 2002, executed between Conseco Finance Securitizations Corp., a Minnesota corporation, as purchaser ("CFSC"), and Conseco Finance Corp., a Delaware corporation, as seller ("CFC").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, CFSC has agreed to purchase from CFC, and CFC has agreed to transfer to CFSC, certain manufactured housing installment sales contracts pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, CFSC and CFC, intending to be legally bound, hereby agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

         SECTION 1.1       General. The specific terms defined in this Article
                           -------
include the plural as well as the singular. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement, dated as of April 1, 2002, by and among Conseco Finance Securitizations Corp. (as Seller), Conseco Finance Corp. (in its individual capacity and as Initial Servicer), Wells Fargo Bank Minnesota, N.A. (as Backup Servicer) and U.S. Bank National Association, as trustee (the "Trustee") relating to the Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates Trust 2002-1 (the "Trust").

         SECTION 1.2       Specific Terms. Whenever used in this Agreement, the
                           --------------
following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Agreement" shall mean this Transfer Agreement and all amendments
          ---------
hereof and supplements hereto.

         "Closing Date" means April 11, 2002.
          ------------

         "Collateral Security" means the Initial Collateral Security conveyed by
          -------------------
CFC to CFSC pursuant to this Agreement together with any and all Subsequent Collateral Security conveyed by CFC to CFSC pursuant to each Subsequent Transfer Agreement.

         "Contracts" means the Initial Contracts conveyed by CFC to CFSC
          ---------
pursuant to this Agreement together with any and all Subsequent Contracts conveyed by CFC to CFSC pursuant to each Subsequent Transfer Agreement.

         "Initial Collateral Security" means, with respect to any Initial
          ---------------------------
Contract, (i) the security interests, if any, granted by or on behalf of the related Obligor with respect thereto, including a first priority perfected security interest in the related Manufactured Home, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Contract, whether pursuant to the agreement giving rise to such Contract or otherwise, together with all financing statements signed by the Obligor describing any collateral securing such Contract, (iii) all security agreements granting a security interest in the related Manufactured Home and all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Contract whether pursuant to the agreement giving rise to such Contract or otherwise, and (iv) all records in respect of such Contract.

         "Initial Contracts" means the manufactured housing installment sales
          -----------------
contracts and installment loan agreements listed on the Schedule of Initial Contracts, including all related security interests and any and all rights to receive payments on or with respect thereto (other than principal and interest due pursuant thereto on or before the applicable Cut-off Date).

         "Pooling and Servicing Agreement" means the Pooling and Servicing
          --------------------------------
Agreement, dated as of April 1, 2002, executed and delivered by Conseco Finance Corp., as Originator and Initial Servicer; Conseco Finance Securitizations Corp., as Seller; Wells Fargo Bank Minnesota, N.A., as Backup Servicer; and the Trustee.

         "Related Documents" means the Certificates, the Pooling and Servicing
          -----------------
Agreement, each Subsequent Transfer Agreement and the Underwriting Agreement among CFC, CFSC and the underwriters of the Certificates. The Related Documents to be executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

         "Repurchase Event" means the occurrence of a breach of any of CFC's
          ----------------
representations and warranties hereunder or under any Subsequent Transfer Agreement or any other event which requires the repurchase of a Contract by CFC under the Pooling and Servicing Agreement.

         "Schedule of Contracts" means the Schedule of Initial Contracts, as
          ---------------------
supplemented by each Schedule of Subsequent Contracts.

         "Schedule of Initial Contracts" means the schedule of manufactured
          -----------------------------
housing installment sales contracts and installment loan agreements which is attached hereto as Schedule A.

         "Schedule of Subsequent Contracts" means the schedule of manufactured
          --------------------------------
housing installment sales contracts and installment loan agreements sold and transferred pursuant to a Subsequent Transfer Agreement, which schedule is attached to such Subsequent Transfer Agreement as Schedule A and shall supplement the Schedule of Initial Contracts.

         "Subsequent Collateral Security" means, with respect to any Subsequent
          ------------------------------
Contract, (i) the security interests, if any, granted by or on behalf of the related Obligor with respect thereto, including a first priority perfected security interest in the related Manufactured Home, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Contract, whether pursuant to the agreement giving rise to such Contract or otherwise, together with all financing statements signed by the Obligor describing any collateral securing such Contract, (iii) all security agreements granting a security interest in the related Manufactured Home and all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Contract whether pursuant to the agreement giving rise to such Contract or otherwise, and (iv) all records in respect of such Contract.

         "Subsequent Contracts" means the manufactured housing installment sales
          --------------------
contracts and installment loan agreements specified in the Schedule of Subsequent Contracts attached as Schedule A to each Subsequent Transfer Agreement, including all related security interests and all rights to receive payments on or with respect thereto (other than principal and interest due on or before the applicable Cut-off Date).

         "Subsequent Transfer Agreement" has the meaning assigned in Section
          -----------------------------
2.3(b)(iii).

         "Trust" means the trust created by the Pooling and Servicing Agreement,
          -----
known as Manufactured Housing Contract Senior/Subordinate Pass-Through Certificate Trust 2002-1, the estate of which consists of the Trust Property.

         "Trust Property" means the property and proceeds of every description
          --------------
conveyed by CFSC to the Trust pursuant to the Pooling and Servicing Agreement and pursuant to any Subsequent Transfer Instrument, and all other property described in the definition of "Trust" in the Pooling and Servicing Agreement.

         "Trustee" means U.S. Bank National Association, a national banking
          -------
association organized and existing under the laws of the United States, not in its individual capacity but solely as trustee of the Trust, and any successor trustee appointed and acting pursuant to the Pooling and Servicing Agreement.

         SECTION 1.3       Usage of Terms. With respect to all terms used in
                           --------------
this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Pooling and Servicing Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

         SECTION 1.4       No Recourse. Without limiting the obligations of CFC
                           -----------
hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of CFC, or of any predecessor or successor of CFC.

                                  ARTICLE II
                       CONVEYANCE OF THE INITIAL CONTRACTS
                       AND THE INITIAL COLLATERAL SECURITY

         SECTION 2.1       Conveyance of the Initial Contracts and the Initial
                           ---------------------------------------------------
Collateral Security. Subject to the terms and conditions of this Agreement, CFC
-------------------
hereby sells, transfers, assigns, and otherwise conveys to CFSC without recourse (but without limitation of its obligations in this Agreement or in the Pooling and Servicing Agreement), and CFSC hereby purchases, all right, title and interest of CFC in and to the Initial Contracts and the Initial Collateral Security, including all rights under every Hazard Insurance Policy relating to a Manufactured Home securing an Initial Contract for the benefit of the owner of such Contract, all rights under all FHA/VA Regulations pertaining to any Initial Contract that is an FHA/VA Contract, the proceeds from the Errors and Omissions Protection Policy and all rights under any blanket hazard insurance policy to the extent they relate to a Manufactured Home securing an Initial Contracts, all documents contained in the Contract Files and the Land-and-Home Contract Files, and all proceeds and products in any way derived from any of the foregoing. It is the intention of CFC and CFSC that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Initial Contracts and the Initial Collateral Security from CFC to CFSC, conveying good title thereto free and clear of any liens, and the Initial Contracts and the Initial Collateral Security shall not be part of CFC's estate in the event of the filing of a bankruptcy petition by or against CFC under any bankruptcy or similar law.

         SECTION 2.2       Purchase Price of Initial Contracts. Simultaneously
                           -----------------------------------
with the conveyance of the Initial Contracts and the Initial Collateral Security to CFSC, CFSC has (a) paid or caused to be paid to or upon the order of CFC approximately $542,520,336 by wire transfer of immediately available funds (representing the net proceeds to CFSC from the sale of the Initial Contracts after (i) deducting expenses incurred by CFSC in connection with such sale, (ii) depositing the Pre-Funded Amount and an amount equal to the Cut-off Date Principal Balances of the Undelivered Contracts in the Pre-Funding Account,
(iii) depositing $0 in the Capitalized Interest Account, $0 in the Yield Maintenance Reserve Fund and $5,000 in the Basis Risk Reserve Fund, and (iv) depositing $2,554,582.96 in the Staged-Funding Contract Reserve Account) and (b) has delivered to CFC, or its designee, the Class B-2, Class B-3I and Class C Certificates.

         SECTION 2.3       Conveyance of Subsequent Contracts and Subsequent
                           -------------------------------------------------
Collateral Security.
-------------------

             (a) Subject to the conditions set forth in paragraph (b) below and the terms and conditions in the related Subsequent Transfer Agreement, in consideration of CFSC's delivery on the related Subsequent Transfer Date to or upon the order of CFC of an amount equal to the purchase price of the Subsequent Contracts (as set forth in the related Subsequent Transfer Agreement), CFC hereby agrees to sell, transfer, assign, and otherwise convey to CFSC without recourse (but without limitation of its obligations in this Agreement and the related Subsequent Transfer Agreement), and CFSC hereby agrees to purchase, all right, title and interest of CFC in and to the Subsequent Contracts and the Subsequent Collateral Security described in the related Subsequent Transfer Agreement.

             (b) CFC shall transfer to CFSC, and CFSC shall acquire, the Subsequent Contracts and the Subsequent Collateral Security to be transferred on any Subsequent Transfer Date only upon the satisfaction of each of the following conditions on or prior to such Subsequent Transfer
     Date:

                    (i) CFSC shall have provided the Trustee and the Rating Agencies with an Addition Notice at least five Business Days prior to the Subsequent Transfer Date and shall have provided any information reasonably requested by the Trustee with respect to the Subsequent Contracts;

                    (ii) CFC shall have delivered to the Trustee the Contract File, or Land-and-Home Contract File, for each Subsequent Contract at least two Business Days prior to the Subsequent Transfer Date;

                    (iii) CFSC shall have delivered to CFC a duly executed Subsequent Transfer Agreement substantially in the form of Exhibit A hereto (the "Subsequent Transfer Agreement"), which shall include a Schedule of Subsequent Contracts identifying the related Subsequent Contracts;

                    (iv) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Agreement, neither CFC nor CFSC shall be insolvent nor shall they have been made insolvent by such transfer nor shall they be aware of any pending insolvency;

                    (v) such transfer shall not result in a material adverse tax consequence to the Trust (including the Master REMIC and Subsidiary REMIC) or the Certificateholders or Class C Certificateholders;

                    (vi)   the Pre-Funding Period shall not have ended;

                    (vii) each of the representations and warranties contained in Sections 3.02, 3.04, and 3.05 of the Pooling and Servicing Agreement and in this Section 2.3 shall be true and correct, and each condition precedent specified in this Section 2.3 shall be satisfied, as evidenced by delivery of the Subsequent Transfer Agreement; and

                    (viii) CFC and CFSC shall have delivered to the  Trustee
             Opinions of Counsel addressed to the Rating Agencies and the Trustee with respect to the transfer of the Subsequent Contracts substantially in the form of the Opinions of Counsel delivered on the Closing Date regarding certain bankruptcy, corporate and tax matters.

             (c) CFC covenants to transfer to CFSC pursuant to paragraph (a) above Subsequent Contracts with aggregate Scheduled Principal Balances approximately equal to $0; provided, however, that the sole remedy of CFSC with respect to a failure of such covenant shall be to enforce the provisions of Section 8.07 of the Pooling and Servicing Agreement.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1       Representations and Warranties of CFC. CFC makes the
                           -------------------------------------
following representations and warranties, on which CFSC relies in purchasing the Initial Contracts and the Initial Collateral Security and in transferring the Initial Contracts and the Initial Collateral Security to the Trust under the Pooling and Servicing Agreement. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Initial Contracts and the Initial Collateral Security hereunder and the sale, transfer and assignment thereof by CFSC to the Trust under the Pooling and Servicing Agreement. CFC and CFSC agree that CFSC will assign to the Trust all of CFSC's rights under this Agreement and that the Trust will thereafter be entitled to enforce this Agreement against CFC in the Trust's own name.

             (a)    Representations Regarding Contracts.  The representations
                    -----------------------------------
     and warranties set forth in Sections 3.02, 3.04 and 3.05 of the Pooling and Servicing Agreement are true and correct.

             (b)    Organization and Good Standing.  CFC has been duly organized
                    ------------------------------
     and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Initial Contracts and the Initial Collateral Security transferred to CFSC.

             (c)    Due Qualification.  CFC is duly qualified to do business as
                    -----------------
     a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

             (d)    Power and Authority.  CFC has the power and authority to
                    -------------------
     execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; CFC has full power and authority to sell and assign the Initial Contracts and the Initial Collateral Security to be sold and assigned to and deposited with CFSC hereunder and has duly authorized such sale and assignment to CFSC by all necessary corporate action; and the execution, delivery and performance of this Agreement and CFC's Related Documents have been duly authorized by CFC by all necessary corporate action.

             (e)    Valid Sale; Binding Obligations.  This Agreement and CFC's
                    -------------------------------
     Related Documents have been duly executed and delivered; shall effect a valid sale, transfer and assignment of the Initial Contracts and the Initial Collateral Security, enforceable against CFC and creditors of and purchasers from CFC; and constitute legal, valid and binding obligations of CFC enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

             (f)    No Violation.  The consummation of the transactions
                    ------------
     contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the certificate of incorporation or bylaws of CFC, or any indenture, agreement, mortgage, deed of trust or other instrument to which CFC is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement and the Pooling and Servicing Agreement, or violate any law, order, rule or regulation applicable to CFC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CFC or any of its properties.

             (g)    No Proceedings.  There are no proceedings or investigations
                    --------------
     pending or, to CFC's knowledge, threatened against CFC, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over CFC or its properties (i) asserting the invalidity of this Agreement or any of the Related
     Documents, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by CFC of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Initial Contracts and the Initial Collateral Security hereunder or under the Pooling and Servicing Agreement.

             (h)    Chief Executive Office.  The chief executive office of CFC
                    ----------------------
     is located at 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, MN 55102-1639.

         SECTION 3.2       Representations and Warranties of CFSC.  CFSC makes
                           --------------------------------------
the following representations and warranties, on which CFC relies in selling, assigning, transferring and conveying the Initial Contracts and the Initial Collateral Security to CFSC hereunder. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Initial Contracts and the Initial Collateral Security hereunder and the sale, transfer and assignment thereof by CFSC to the Trust under the Pooling and Servicing Agreement.

             (a)    Organization and Good Standing.  CFSC has been duly
                    ------------------------------
     organized and is validly existing and in good standing as a corporation under the laws of the State of Minnesota, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Initial Contracts and the Initial Collateral Security and to transfer the Initial Contracts and the Initial Collateral Security to the Trust pursuant to the Pooling and Servicing Agreement.

             (b)    Due Qualification.  CFSC is duly qualified to do business as
                    -----------------
     a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect (i) CFSC's ability to acquire the Initial Contracts or the Initial Collateral Security, (ii) the validity or enforceability of the Initial Contracts and the Initial Collateral
     Security or (iii) CFSC's ability to perform its obligations hereunder and under the Related Documents.

             (c)    Power and Authority.  CFSC has the power, authority and
                    -------------------
     legal right to execute and deliver this Agreement and its Related Documents and to carry out the terms hereof and thereof and to acquire the Initial Contracts and the Initial Collateral Security hereunder; and the execution, delivery and performance of this Agreement and its Related Documents and all of the documents required pursuant hereto or thereto have been duly authorized by CFSC by all necessary action.

             (d)    No Consent Required.  CFSC is not required to obtain the
                    -------------------
     consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made.

             (e)    Binding Obligation.  This Agreement and each of its Related
                    ------------------
     Documents constitutes a legal, valid and binding obligation of CFSC, enforceable against CFSC in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

             (f)    No Violation.  The execution, delivery and performance by
                    ------------
     CFSC of this Agreement, the consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents do not and will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under the articles of incorporation or bylaws of CFSC, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which CFSC is a party or by which CFSC is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the Pooling and Servicing Agreement), or violate any law, order, rule or regulation, applicable to CFSC or its properties, of any federal or state regulatory body or any court, administrative agency, or other governmental instrumentality having jurisdiction over CFSC or any of its properties.

             (g)    No Proceedings.  There are no proceedings or investigations
                    --------------
     pending, or, to the knowledge of CFSC, threatened against CFSC, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over CFSC or its properties: (i) asserting the invalidity of this Agreement or any of the Related Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by CFSC of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) that may adversely affect the federal or state income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Initial Contracts and the Initial Collateral Security hereunder or the transfer of the Initial Contracts and the Initial Collateral Security to the Trust pursuant to the Pooling and Servicing Agreement.

In the event of any breach of a representation and warranty made by CFSC hereunder, CFC covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the later of (i) the date on which all pass-through certificates or other similar securities issued by the Trust, or a trust or similar vehicle formed by CFSC, have been paid in full, or (ii) all Certificates or other similar securities issued by the Trust, or a trust or similar vehicle formed by CFSC, have been paid in full. CFC and CFSC agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by CFSC or by the Trustee on behalf of the Trust.

                                  ARTICLE IV
                               COVENANTS OF CFC

         SECTION 4.1       Transfer of Contracts.  On or before the Closing
                           ---------------------
Date, CFC shall deliver the Contract Files and Land-and-Home Contract Files to the Trustee. CFC has filed a form UCC-1 financing statement regarding the sale of the Contracts to CFSC, and shall file continuation statements in respect of such UCC-1 financing statement as if such financing statement were necessary to perfect such sale. CFC shall take any other actions necessary to maintain the perfection of the sale of the Contracts to CFSC.

         SECTION 4.2       Costs and Expenses.  CFC shall pay all reasonable
                           ------------------
costs and disbursements in connection with the performance of its obligations hereunder and under each Subsequent Transfer Agreement and its Related Documents.

         SECTION 4.3       Indemnification.
                           ---------------

             (a) CFC will defend and indemnify CFSC against any and all costs, expenses, losses, damages, claims, and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from any breach of any of CFC's representations and warranties contained herein or in any Subsequent Transfer Agreement. Notwithstanding any other provision of this Agreement, the obligation of CFC under this Section 4.3 shall not terminate upon a Service Transfer pursuant to Article VII of the Pooling and Servicing Agreement, except that the obligation of CFC under this
     Section 4.3 shall not relate to the actions of any subsequent Servicer after a Service Transfer.

             (b) No obligation or liability to any Obligor under any of the Contracts is intended to be assumed by CFSC under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, CFSC expressly disclaims such assumption.

             (c) CFC agrees to pay, and to indemnify, defend and hold harmless CFSC from any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Contracts to CFSC including, without limitation, any sales, gross receipts, general corporation, personal property and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by CFC under this Agreement or imposed against CFSC.

             (d) Indemnification under this Section 4.3 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Originator has made any indemnity payments to CFSC pursuant to this Section and CFSC thereafter collects any of such amounts from others, CFSC will repay such amounts collected to CFC, as the case may be, without interest.

         SECTION 4.4       Financial Statement Disclosure.  CFC's financial
                           ------------------------------
statements will disclose that the Subsequent Contracts have been transferred by CFC to CFSC, and by CFSC to the Trust, and are not available to satisfy claims of CFC's creditors.

         SECTION 4.5       Staged-Funding Contracts.  The purchase price
                           ------------------------
described in Section 2.2 excludes the amount, if any, by which the aggregate Cut-off Date Principal Balances of the Staged-Funding Contracts exceeds their principal balance as of the Closing Date. Such excess has been deposited in the Staged-Funding Contract Reserve Account and will be paid to CFC as additional purchase price on the terms described in Section 3.08 of the Pooling and Servicing Agreement. CFC agrees to use its best efforts (consistent with prudent lending practices) to cause each Staged-Funding Contract to be fully disbursed on or before the Funding Termination Date. CFC acknowledges its obligations with respect to the Staged-Funding Contracts under Section 3.06(c) and 3.08 of the Pooling and Servicing Agreement.

                                  ARTICLE V
                                 REPURCHASES

         SECTION 5.1       Repurchase of Contracts Upon Breach of Warranty.
                           -----------------------------------------------

             (a) Upon the occurrence of a Repurchase Event, CFC shall, unless such breach shall have been cured in all material respects, repurchase such Contract from the Trust pursuant to Section 3.06 of the Pooling and Servicing Agreement, subject to the limitation of Section 3.07 of the Pooling and Servicing Agreement. It is understood and agreed that the obligation of CFC to repurchase any Contract as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against CFC for such breach available to CFSC, the Certificateholders or the Trustee on behalf of Certificateholders.
     The provisions of this Section 5.1 are intended to grant the Trustee a direct right against CFC to demand performance hereunder, and in connection therewith, CFC waives any requirement of prior demand against CFSC with respect to such repurchase obligation. Any such purchase shall take place in the manner specified in Section 3.06 of the Pooling and Servicing Agreement. Notwithstanding any other provision of this Agreement, any Subsequent Transfer Agreement or the Pooling and Servicing Agreement to the contrary, the obligation of CFC under this Section shall not terminate upon a termination of CFC as Servicer under the Pooling and Servicing Agreement and shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or CFSC to perform any of their respective obligations with respect to such Contract under the Pooling and Servicing Agreement.

             (b) In lieu of repurchasing a Contract when required by Section 5.1(a) of this Agreement and Section 3.06(a) of the Pooling and Servicing Agreement, CFC may deliver an Eligible Substitute Contract pursuant to the provisions of Section 3.06(b) of the Pooling and Servicing Agreement.

             (c) In addition to the foregoing and notwithstanding whether the related Contract shall have been purchased by CFC, CFC shall indemnify the Trustee, the Trust and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such Repurchase Events.

         SECTION 5.2       Reassignment of Purchased Contracts.  Upon deposit of
                           -----------------------------------
the Repurchase Price of any Contract repurchased or replaced by CFC under
Section 5.1, CFSC shall cause the Trustee to take such steps as may be reasonably requested by CFC in order to assign to CFC all of CFSC's and the Trust's right, title and interest in and to such Contract and all security and documents and all Collateral Security conveyed to CFSC and the Trust directly relating thereto, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of CFSC or the Trustee. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Contract, in any enforcement suit or legal proceeding, it is held that CFC may not enforce any such Contract on the ground that it shall not be a real party in interest or a holder entitled to enforce the Contract, CFSC and the Trustee shall, at the expense of CFC, take such steps as CFC deems reasonably necessary to enforce the Contract, including bringing suit in CFSC's or the Trustee's name.

         SECTION 5.3       Waivers.  No failure or delay on the part of CFSC,
                           -------
or the Trustee as assignee of CFSC, in exercising any power, right or remedy under this Agreement or under any Subsequent Transfer Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

                                  ARTICLE VI
                                MISCELLANEOUS

         SECTION 6.1       Liability of CFC.  CFC shall be liable in accordance
                           ----------------
herewith only to the extent of the obligations in this Agreement or in any Subsequent Transfer Agreement specifically undertaken by CFC and the representations and warranties of CFC.

         SECTION 6.2       Merger or Consolidation of CFC or CFSC.  Any
                           --------------------------------------
corporation or other entity (i) into which CFC or CFSC may be merged or consolidated, (ii) resulting from any merger or consolidation to which CFC or CFSC is a party or (iii) succeeding to the business of CFC or CFSC, in the case of CFSC, which corporation has articles of incorporation containing provisions relating to limitations on business and other matters substantively identical to those contained in CFSC's articles of incorporation, shall execute an agreement of assumption to perform every obligation of CFC or CFSC, as the case may be, under this Agreement and each Subsequent Transfer Agreement and, whether or not such assumption agreement is executed, shall be the successor to CFC or CFSC, as the case may be, hereunder and under each such Subsequent Transfer Agreement (without relieving CFC or CFSC of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this Agreement or each Subsequent Transfer Agreement. CFC or CFSC shall promptly inform the other party and the Trustee of such merger, consolidation or purchase and assumption. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 3.1 and 3.2 of this Agreement, or similar representation or warranty made in any Subsequent Transfer Agreement, shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), (y) CFC or CFSC, as applicable, shall have delivered written notice of such consolidation, merger or purchase and assumption to the relevant rating agencies prior to the consummation of such transaction and shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.2 and that all conditions precedent, if any, provided for in this Agreement, or in each Subsequent Transfer Agreement, relating to such transaction have been complied with, and (z) CFC or CFSC, as applicable, shall have delivered to the Trustee an Opinion of Counsel, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trustee in the Trust Property and reciting the details of the filings or
(B) no such action shall be necessary to preserve and protect such interest.

         SECTION 6.3       Limitation on Liability of CFC and Others.  CFC shall
                           -----------------------------------------
not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, any Subsequent Transfer Agreement or its Related Documents and that in its opinion may involve it in any expense or liability.

         SECTION 6.4       Amendment.
                           ---------

             (a) This Agreement and any Subsequent Transfer Agreement may be amended by CFC and CFSC and without the consent of the Trustee or any of the Certificateholders (A) to cure any ambiguity or (B) to correct any provisions in this Agreement or any such Subsequent Transfer Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Noteholder.

             (b) This Agreement may also be amended from time to time by CFC and CFSC, with the prior written consent of the Trustee and the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating 51% or more for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall
     (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Contracts or distributions that are required to be made on any Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Certificates then outstanding.

             (c) This Agreement shall not be amended under this Section without the consent of 100% of the Certificateholders and the Class C Certificateholders if such amendment would result in the disqualification of the Trust as a REMIC under the Code.

             (d) Concurrently with the solicitation of any consent pursuant to this Section 6.4, CFSC shall furnish written notification to the Rating Agencies. Promptly after the execution of any amendment or consent pursuant to this Section 6.4, CFSC shall furnish written notification of the substance of such amendment to the Ratings Agencies, each Certificateholder and the Class C Certificateholders.

             (e) It shall not be necessary for the consent of Certificateholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe, including the establishment of record dates. The consent of any Holder of a Certificate given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate and of any Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate.

         SECTION 6.5       Notices.  All demands, notices and communications to
                           -------
CFC or CFSC hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of CFC, to Conseco Finance Corp., 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639,
Attention: Chief Financial Officer, or such other address as shall be designated by CFC in a written notice delivered to the other party or (b) in case of CFSC, to Conseco Finance Securitizations Corp., 300 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, Attention: Chief Financial Officer or to such other address of which notice shall have been given in accordance with this Section 6.5.

         SECTION 6.6       Merger and Integration.  Except as specifically
                           ----------------------
stated otherwise herein, this Agreement and the Related Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Related Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         SECTION 6.7       Severability of Provisions.  If any one or more of
                           --------------------------
the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         SECTION 6.8       Intention of the Parties.  The execution and delivery
                           ------------------------
of this Agreement and of each Subsequent Transfer Agreement shall constitute an acknowledgment by CFC and CFSC that they intend that each assignment and transfer herein and therein contemplated constitute a sale and assignment outright, and not for security, of the Initial Contracts and the Initial Collateral Security and the Subsequent Contracts and Subsequent Collateral Security, as the case may be, conveying good title thereto free and clear of any liens, from CFC to CFSC, and that the Initial Contracts and the Initial Collateral Security and the Subsequent Contracts and Subsequent Collateral Security shall not be a part of CFC's estate in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to, CFC. In the event that such conveyance is determined to be made as security for a Contract made by CFSC, the Trust or the Certificateholders to CFC, the parties intend that this Agreement and each Subsequent Transfer Agreement shall constitute a security agreement under applicable law and that CFC shall have granted to CFSC a security interest in all of CFC's right, title and interest in and to (i) the Contracts, including the Collateral Security and all rights to receive payments on or with respect to the Contracts (other than principal and interest due on the Contracts on or before the applicable Cut-off Date), (ii) all rights under every Hazard Insurance Policy relating to a Manufactured Home securing a Contract for the benefit of the creditor of such Contract, (iii) all rights under all FHA/VA Regulations pertaining to any Contract that is an FHA/VA Contract, (iv) the proceeds from the Errors and Omissions Protection Policy and all rights under any blanket hazard insurance policy to the extent they relate to a Manufactured Home securing a Contract, (v) all documents contained in the Contract Files and the Land-and-Home Contract Files, (vi) $2,554,582.96 paid by the underwriters of the Certificates to the Trustee by order of the Seller out of the proceeds of the sale of the Certificates and deposited in the Staged-Funding Contract Reserve Account, (vii) amounts on deposit in the Capitalized Interest Account, Pre-Funding Account, Basis Risk Reserve Fund, Yield Maintenance Reserve Fund and Staged-Funding Contract Reserve Account and
(viii) all proceeds and products in any way derived from any of the foregoing.

         SECTION 6.9     Governing Law.  This Agreement shall be construed in
                         -------------
accordance with the laws of the State of Minnesota without regard to the principles of conflicts of laws thereof, and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

         SECTION 6.10      Counterparts.  For the purpose of facilitating the
                           ------------
execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         SECTION 6.11      Conveyance of the Initial Contracts and the Initial
                           ---------------------------------------------------
Collateral Security to the Trust. CFC acknowledges that CFSC intends, pursuant
--------------------------------
to the Pooling and Servicing Agreement, to convey the Initial Contracts and the Initial Collateral Security, together with its rights under this Agreement, to the Trust on the date hereof. CFC acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations and warranties of CFC contained in this Agreement and the rights of CFSC hereunder are intended to benefit the Trustee, the Trust, and the Certificateholders. In furtherance of the foregoing, CFC covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof for the benefit of the Trustee, the Trust, and the Certificateholders and that, notwithstanding anything to the contrary in this Agreement, CFC shall be directly liable to the Trustee and the Trust (notwithstanding any failure by the Servicer or CFSC to perform its duties and obligations hereunder or under the Pooling and Servicing Agreement) and that the Trustee may enforce the duties and obligations of CFC under this Agreement against CFC for the benefit of the Trust and the Certificateholders.

         SECTION 6.12      Nonpetition Covenant.  Neither CFSC nor CFC shall
                           --------------------
petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust (or, in the case of CFC, against CFSC) under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust (or CFSC) or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust (or CFSC).

         IN WITNESS WHEREOF, the parties have caused this Transfer Agreement to be duly executed by their respective officers as of the 11th day of April, 2002.

                                 CONSECO FINANCE SECURITIZATIONS
                                 CORP., as Purchaser

                                 By ____________________________________________
                                    Name: Timothy R. Jacobson
                                    Title:Vice President and Assistant Treasurer

                                 CONSECO FINANCE CORP.,
                                  as Seller

                                 By ____________________________________________
                                    Name: Timothy R. Jacobson
                                    Title:Vice President and Assistant Treasurer

                                  SCHEDULE A

                          SCHEDULE OF INITIAL CONTRACTS

         For Schedule of Initial Contracts, see certified List of Contracts delivered under Section 2.02(i) of the Pooling and Servicing Agreement.

                                  EXHIBIT A

                                   FORM OF

                        SUBSEQUENT TRANSFER AGREEMENT

                                   between

                     CONSECO FINANCE SECURITIZATIONS CORP.

                                  Purchaser

                                     and

                             CONSECO FINANCE CORP.

                                   Seller

                                dated as of

                              --------, -----

         SUBSEQUENT TRANSFER AGREEMENT, dated as of ____________, 2002, between Conseco Finance Securitizations Corp., a Minnesota corporation, as purchaser ("CFSC"), and Conseco Finance Corp., a Delaware corporation, as seller ("CFC"), pursuant to the Transfer Agreement, dated as of April 1, 2002, between CFSC and CFC.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, CFC and CFSC are parties to a Transfer Agreement, dated as of April 1, 2002 (as amended or supplemented, the "Transfer Agreement");

         WHEREAS, pursuant to the Transfer Agreement and this Agreement, CFSC has agreed to purchase from CFC and CFC is transferring to CFSC the Subsequent Contracts and the Subsequent Collateral Security.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, CFSC and CFC, intending to be legally bound, hereby agree as follows:

         1.     Defined Terms.  Capitalized terms used but not otherwise defined
                -------------
herein shall have the respective meanings assigned to such terms in the Transfer Agreement.

         "Agreement" means this Subsequent Transfer Agreement and all amendments
          ---------
hereof and supplements hereto.

         "Schedule of Subsequent Contracts" means the schedule of all
          --------------------------------
manufactured housing contracts sold and transferred pursuant to this Agreement attached hereto as Schedule A, which Schedule of Subsequent Contracts shall supplement the Schedule of Initial Contracts attached to the Transfer Agreement.

         "Subsequent Contracts" means, for purposes of this Agreement, the
          --------------------
manufactured housing installment sales contracts and installment loan agreements listed on the Schedule of Subsequent Contracts attached hereto as Schedule A, including related security interests and all rights to receive payments on or with respect thereto (other than principal and interest due on or before the Subsequent Cut-off Date).

         "Subsequent Cut-off Date" means, with respect to the Subsequent
          -----------------------
Contracts conveyed hereby, ____________, 2002.

         "Subsequent Transfer Date" means the date of this Agreement.
          ------------------------

         2.     Conveyance of the Subsequent Contracts and Subsequent
                -----------------------------------------------------
Collateral Security.  Subject to the terms and conditions of this Agreement and
-------------------
the Transfer Agreement, CFC hereby sells, transfers, assigns, and otherwise conveys to CFSC without recourse (but without limitation of its obligations in this Agreement and the Transfer Agreement), and CFSC hereby purchases, all right, title and interest of CFC in and to the Subsequent Contracts and the Subsequent Collateral Security, including (i) all rights to receive payments on or with respect to the Subsequent Contracts (other than principal and interest due on the Subsequent Contracts on or before the Subsequent Cut-off Date), (ii) all rights under every Hazard Insurance Policy relating to a Manufactured Home securing a Subsequent Contract for the benefit of the creditor of such Subsequent Contract, (iii) all rights under all FHA/VA Regulations pertaining to any Subsequent Contract that is an FHA/VA Contract,
(iv) the proceeds from the Errors and Omissions Protection Policy and all rights under any blanket hazard insurance policy to the extent they relate to the Manufactured Homes, (v) all documents contained in the Contract Files and the Land-and-Home Contract Files relating to the Subsequent Contracts, and (vi) all proceeds and products of the foregoing. It is the intention of CFC and CFSC that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Subsequent Contracts and the Collateral Security from CFC to CFSC, conveying good title thereto free and clear of any liens, and the Subsequent Contracts and the Collateral Security shall not be part of CFC's estate in the event of the filing of a bankruptcy petition by or against CFC under any bankruptcy or similar law. CFC's financial statements will disclose that the Subsequent Contracts have been transferred by CFC to CFSC, and by CFSC to the Trust, and are not available to satisfy claims of CFC's creditors.

         3.     Purchase Price.  Simultaneously with the conveyance of the
                --------------
Subsequent Contracts and the Subsequent Collateral Security to CFSC, CFSC has paid or caused to be paid to or upon the order of CFC, by wire transfer of immediately available funds (representing certain proceeds to CFSC from the sale of the Certificates on deposit in the Pre-Funding Account), the amount of funds as specified below:

                  (i)     Principal Balance of Subsequent Contracts:  $________

                  (ii)    Proceeds to CFC:                            $________

         4.     Representations and Warranties of CFC.  CFC makes the following
                -------------------------------------
representations and warranties, on which CFSC relies in purchasing the Subsequent Contracts and the Subsequent Collateral Security and in transferring the Subsequent Contracts and the Subsequent Collateral Security to the Trustee. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Subsequent Contracts and the Subsequent Collateral Security hereunder, and the sale, transfer and assignment thereof by CFSC to the Trustee. CFC and CFSC agree that CFSC will assign to the Trustee all of CFSC's rights under this Agreement, and that the Trustee will thereafter be entitled to enforce this Agreement against CFC in the Trust's own name.

                (a)     Schedule of Representations.  The representations and
                        ---------------------------
         warranties set forth in Sections 3.02, 3.04 and 3.05 of the Pooling and Servicing Agreement are true and correct.

                (b)     Organization and Good Standing.  CFC has been duly
                        ------------------------------
         organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Subsequent Contracts and the Collateral Security transferred to CFSC.

                (c)     Due Qualification.  CFC is duly qualified to do
                        -----------------
         business as a foreign corporation and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

                (d)     Power and Authority.  CFC has the power and authority to
                        -------------------
         execute and deliver this Agreement and to carry out its terms; CFC has full power and authority to sell and assign the Subsequent Contracts and the Subsequent Collateral Security to be sold and assigned to and deposited with CFSC hereunder and has duly authorized such sale and assignment to CFSC by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by CFC by all necessary corporate action.

                (e)     Valid Sale; Binding Obligations.  This Agreement has
                        -------------------------------
         been duly executed and delivered, shall effect a valid sale, transfer and assignment of the Subsequent Contracts and the Collateral Security, enforceable against CFC and creditors of and purchasers from CFC; and this Agreement constitutes the legal, valid and binding obligations of CFC enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                (f)     No Violation.  The consummation of the transactions
                        ------------
         contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the certificate of incorporation or bylaws of CFC, or any indenture, agreement, mortgage, deed of trust or other instrument to which CFC is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement and the Transfer Agreement, or violate any law, order, rule or regulation applicable to CFC of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CFC or any of its properties.

                (g)     No Proceedings.  There are no proceedings or
                        --------------
         investigations pending or, to CFC's knowledge, threatened against CFC, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over CFC or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by CFC of its obligations under, or the validity or enforceability of, this Agreement, or (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Subsequent Contracts and the Collateral Security hereunder.

                (h)     Insolvency.  As of the Subsequent Cut-off Date and the
                        ----------
         Subsequent Transfer Date, neither CFC nor CFSC is insolvent nor will either of them have been made insolvent after giving effect to the conveyance set forth in Section 2 of this Agreement, nor are any of them aware of any pending insolvency.

                (i)     Chief Executive Office.  The chief executive office of
                        ----------------------
         CFC is located at 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639.

         5.     Representations and Warranties of CFSC.  CFSC makes the
                --------------------------------------
following representations and warranties, on which CFC relies in selling, assigning, transferring and conveying the Subsequent Contracts and the Subsequent Collateral Security to CFSC hereunder. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Subsequent Contracts and the Subsequent Collateral Security hereunder.

                (a)     Organization and Good Standing.  CFSC has been duly
                        ------------------------------
         organized and is validly existing and in good standing as a corporation under the laws of the State of Minnesota, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Subsequent Contracts and the Subsequent Collateral Security, and to transfer the Subsequent Contracts and the Subsequent Collateral Security to the Trustee pursuant to this Agreement.

                (b)     Due Qualification.  CFSC is duly qualified to do
                        -----------------
         business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect CFSC's ability to acquire the Subsequent Contracts or the Subsequent Collateral Security or the validity or enforceability of the Subsequent Contracts and the Subsequent Collateral Security or to perform CFSC's obligations hereunder.

                (c)     Power and Authority.  CFSC has the power, authority and
                        -------------------
         legal right to execute and deliver this Agreement and to carry out the terms hereof and to acquire the Subsequent Contracts and the Subsequent Collateral Security hereunder; and the execution, delivery and performance of this Agreement and all of the documents required pursuant hereto have been duly authorized by CFSC by all necessary action.

                (d)     No Consent Required.  CFSC is not required to obtain the
                        -------------------
         consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement, except for such as have been obtained, effected or made.

                (e)     Binding Obligation.  This Agreement constitutes a legal,
                        ------------------
         valid and binding obligation of CFSC, enforceable against CFSC in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

                (f)     No Violation.  The execution, delivery and performance
                        ------------
         by CFSC of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement do not and will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of CFSC, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which CFSC is a party or by which CFSC is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the Pooling and Servicing Agreement and the Subsequent Transfer Instrument), or violate any law, order, rule or regulation, applicable to CFSC or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over CFSC or any of its properties.

                (g)     No Proceedings.  There are no proceedings or
                        --------------
         investigations pending, or, to the knowledge of CFSC, threatened against CFSC, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over CFSC or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by CFSC of its obligations under, or the validity or enforceability of, this Agreement, or (iv) that may adversely affect the federal or state income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Subsequent Contracts and the Collateral Security to the Trust.

In the event of any breach of a representation and warranty made by CFSC hereunder, CFC covenants and agrees that it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all pass-through certificates or other similar securities issued by the Trust, or a trust or similar vehicle formed by CFSC, have been paid in full. CFC and CFSC agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by CFSC or by the Trustee on behalf of the Trust.

         6.     Conditions Precedent.  The obligation of CFSC to acquire the
                --------------------
Subsequent Contracts and the Subsequent Collateral Security hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions precedent, and CFC hereby confirms that each such condition is satisfied:

                (a)     Representations and Warranties.  Each of the
                        ------------------------------
         representations and warranties made by CFC in Section 4 of this Agreement and in Section 3.1 of the Transfer Agreement is true and correct as of the Subsequent Transfer Date.

                (b)     Transfer Agreement Conditions.  Each of the conditions
                        -----------------------------
         set forth in Section 2.3(b) of the Transfer Agreement applicable to the conveyance of Subsequent Contracts and the Subsequent Collateral Security has been satisfied.

                (c)     Additional Information.  CFC has delivered to CFSC such
                        ----------------------
         information as was reasonably requested by CFSC to satisfy itself as to (i) the accuracy of the representations and warranties set forth in
         Section 4 of this Agreement and in Section 3.1 of the Transfer Agreement and (ii) the satisfaction of the conditions set forth in this Section 6.

         7.     Ratification of Transfer Agreement.  As supplemented by this
                ----------------------------------
Agreement, the Transfer Agreement is in all respects ratified and confirmed and the Transfer Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

         8.     Governing Law.  This Agreement shall be construed in accordance
                -------------
with the laws of the State of Minnesota without regard to the principles of conflicts of laws thereof, and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

         9.     Counterparts.  For the purposes of facilitating the execution of
                ------------
this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         10.    Conveyance of the Subsequent Contracts and the Collateral
                ---------------------------------------------------------
Security to the Trust.  CFC acknowledges that CFSC intends, pursuant to a
---------------------
Subsequent Transfer Instrument, to convey the Subsequent Contracts and the Subsequent Collateral Security, together with its rights under this Agreement and under the Transfer Agreement, to the Trustee on the date hereof. CFC acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations and warranties of CFC contained in this Agreement and the rights of CFSC hereunder and thereunder are intended to benefit Trustee, the Trust and the Certificateholders. In furtherance of the foregoing, CFC covenants and agrees to perform its duties and obligations hereunder and under this Agreement and the Transfer Agreement, in accordance with the terms hereof and thereof for the benefit of the Trustee, the Trust and the Certificateholders and that, notwithstanding anything to the contrary in this Agreement or in the Transfer Agreement, CFC shall be directly liable to the Trustee and the Trust (notwithstanding any failure by CFSC to perform its duties and obligations hereunder or under the Pooling and Servicing Agreement or the Transfer Agreement) and that the Trustee may enforce the duties and obligations of CFC under this Agreement and the Transfer Agreement against CFC for the benefit of the Trust and the Certificateholders.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                CONSECO FINANCE SECURITIZATIONS
                                CORP., as Purchaser

                                By ____________________________________________
                                   Name:  Timothy R. Jacobson
                                   Title: Vice President and Assistant Treasurer

                                CONSECO FINANCE CORP.,
                                   as Seller

                                By ____________________________________________
                                   Name:  Timothy R. Jacobson
                                   Title: Vice President and Assistant Treasurer